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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) OCTOBER 12, 2004

                       ENDEAVOUR INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER: 001-32212

              NEVADA                       001-32212               88-0448389
  (State or other jurisdiction of      (Commission file        (I.R.S. Employer
          incorporation)                   Number)           Identification No.)

                  1001 FANNIN, SUITE 1700, HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip code)

                                 (713) 307-8700
               Registrant's telephone number, including area code

                                      None
   (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ]   Written communications pursuant to Rule 425 under the Securities
            Act.

      [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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                       ENDEAVOUR INTERNATIONAL CORPORATION

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 12, 2004, Endeavour International Corporation's Norwegian subsidiary, Endeavour Energy Norge AS, entered into an agreement with Lundin Petroleum
B.V. ("Lundin") to acquire a majority interest in OER Oil AS ("OER"), a privately held Norwegian exploration and production company based in Oslo.

Pursuant to the Share Sale and Purchase Agreement, Endeavour will pay Lundin NOK (Norwegian kroner) 172,500,000, approximately US$26 million in cash, for all of Lundin's shares in OER, representing about 76% of the outstanding shares of OER. Endeavour intends to offer to purchase the remaining minority interests in OER for a combination of Endeavour common stock and cash. The purchase price in the Lundin transaction is subject to adjustment to reflect any changes in OER's claimed loss carryforwards as of December 31, 2003 and other estimated tax amounts. The Lundin transaction is expected to close by the end of the year subject to necessary government approvals and certain other conditions.

A copy of the Share Sale and Purchase Agreement is filed herewith as Exhibit
2.1. The above summary of the Share Sale and Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Share Sale and Purchase Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

Exhibit No. Description of Exhibit

      2.1   Share Sale and Purchase Agreement dated October 12, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION

By: /s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer

Date: October 14, 2004